Exhibit 99.1
WILLIAMS-SONOMA, INC. ANNOUNCES RECORD SECOND QUARTER RESULTS
Q2 COMPARABLE BRAND REVENUE GROWTH OF 11.3% AND 41.1% ON A 2YR BASIS
OPERATING MARGIN OF 17.1% WITH OPERATING MARGIN EXPANSION OF 50BPS;
DILUTED EPS OF $3.87; DILUTED EPS GROWTH OF 20.6%
STOCK REPURCHASES OF OVER $765 MILLION YTD
REITERATES FULL YEAR AND LONG-TERM OUTLOOK
San Francisco, CA, August 24, 2022 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the second fiscal quarter ended July 31, 2022 (“Q2 22”) versus the second fiscal quarter ended August 1, 2021 (“Q2 21”).
“The second quarter marks another quarter of strong performance, delivering an 11.3% comp on the top line and earnings growth of over 19% to $3.87 per share. These impressive results reflect the strength of our multi-brand portfolio, the success of our growth initiatives, and the ongoing execution of the team. We continue to demonstrate our ability to perform by offering high-quality, differentiated, and sustainable products that our customers know and love. Our performance was driven by strong order fulfillment, positive demand comps, and our successful continued elimination of site-wide promotions,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “I am very proud of this performance especially given the macroeconomic backdrop and the strong compares we were up against, all while delivering an impressive 41.1% comp on a two-year basis. And it is this continued outperformance that gives us the confidence to reiterate our 2022 guidance and longer-term outlook today.”
SECOND QUARTER 2022
•Comparable brand revenue growth of 11.3%, including double-digit growth in both ecommerce and retail, Pottery Barn accelerating from the first quarter to 21.5%, West Elm growing 6.1% on top of last year's 51.1%, Pottery Barn Kids and Teen accelerating from the first quarter to 5.3%, and Williams Sonoma accelerating from negative 2.2% in the first quarter to 0.5%
•Gross margin of 43.5%, 60bps below last year driven by higher shipping and freight costs, partially offset by merchandise margin expansion; occupancy rate was flat to last year
•SG&A rate of 26.4%, leverage of 110bps on a GAAP basis and 90bps on a non-GAAP basis versus last year, reflecting advertising and employment leverage from the strength of our topline outperformance and overall cost discipline
•Operating income of $366 million, increasing 13.1% on a GAAP basis and 12.2% on a non-GAAP basis over last year
•Operating margin of 17.1%; GAAP operating margin expansion of 50bps; non-GAAP operating margin expansion of 40bps
•Diluted EPS of $3.87, increasing 20.6% on a GAAP basis and 19.4% on a non-GAAP basis over last year
•Maintained a strong liquidity position of $125 million in cash and generated $199 million in operating cash flow, enabling the company to repurchase over $265 million in shares and to pay over $54 million in dividends in the second quarter
OUTLOOK
Given our strong performance through the first half of fiscal 2022, the continued success of our new initiatives, and our competitive advantages that are rooted in our key differentiators (our in-house design, our digital-first channel strategy, and our values), we are reiterating our fiscal year 2022 and long-term financial outlook of mid-to-high single digit annual net revenue growth, increasing revenues to $10 billion by fiscal year 2024, and operating margins relatively in-line with our fiscal year 2021 operating margin.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 24, 2022, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Julie Whalen EVP, Chief Financial Officer – (415) 616 8524
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2022 outlook and long-term financial targets, and statements regarding our growth strategies and initiatives.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of inflation and measures to control inflation on consumer spending; the continuing impact of the coronavirus, war in Ukraine, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing and manufacturing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; inventory constraints; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, and other operating costs; our ability to improve our systems, operations and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended July 31, 2022. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 31, 2022		August 1, 2021		July 31, 2022		August 1, 2021
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$2,137,537	100.0%	$1,948,339	100.0%	$4,028,764	100.0%	$3,697,368	100.0%
Cost of goods sold	1,208,728	56.5	1,089,951	55.9	2,271,407	56.4	2,086,127	56.4
Gross profit	928,809	43.5	858,388	44.1	1,757,357	43.6	1,611,241	43.6
Selling, general and administrative expenses	563,288	26.4	535,288	27.5	1,068,355	26.5	1,012,964	27.4
Operating income	365,521	17.1	323,100	16.6	689,002	17.1	598,277	16.2
Interest (income) expense, net	(344)	—	(39)	—	(507)	—	1,833	—
Earnings before income taxes	365,865	17.1	323,139	16.6	689,509	17.1	596,444	16.1
Income taxes	98,790	4.6	77,069	4.0	168,321	4.2	122,572	3.3
Net earnings	$267,075	12.5%	$246,070	12.6%	$521,188	12.9%	$473,872	12.8%
Earnings per share (EPS):
Basic	$3.92		$3.29		$7.50		$6.29
Diluted	$3.87		$3.21		$7.36		$6.11
Shares used in calculation of EPS:
Basic	68,180		74,786		69,516		75,293
Diluted	69,081		76,584		70,844		77,516

2nd Quarter Net Revenues and Comparable Brand Revenue Growth[1]

	Net Revenues		Comparable Brand Revenue Growth
(In millions, except percentages)	Q2 22	Q2 21	Q2 22	Q2 21
Pottery Barn	$879	$732	21.5%	29.6%
West Elm	608	580	6.1	51.1
Williams Sonoma	249	255	0.5	6.4
Pottery Barn Kids and Teen	284	274	5.3	18.0
Other[2]	118	107	N/A	N/A
Total	$2,138	$1,948	11.3%	29.8%
1See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week basis for Q2 2022 and Q2 2021.
2Primarily consists of net revenues from our international franchise operations, Rejuvenation, and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	July 31, 2022	January 30, 2022	August 1, 2021
Assets
Current assets
Cash and cash equivalents	$124,944	$850,338	$655,211
Accounts receivable, net	133,500	131,683	141,814
Merchandise inventories, net	1,542,428	1,246,372	1,170,561
Prepaid expenses	102,312	69,252	85,587
Other current assets	25,537	26,249	20,537
Total current assets	1,928,721	2,323,894	2,073,710
Property and equipment, net	973,676	920,773	875,295
Operating lease right-of-use assets	1,174,354	1,132,764	1,052,617
Deferred income taxes, net	52,897	56,585	58,848
Goodwill	85,269	85,354	85,421
Other long-term assets, net	104,257	106,250	99,146
Total assets	$4,319,174	$4,625,620	$4,245,037
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$680,097	$612,512	$601,879
Accrued expenses	244,559	319,924	224,089
Gift card and other deferred revenue	498,354	447,770	403,409
Income taxes payable	87,159	79,554	61,335
Operating lease liabilities	206,931	217,409	213,784
Other current liabilities	93,945	94,517	74,331
Total current liabilities	1,811,045	1,771,686	1,578,827
Deferred lease incentives	14,725	16,360	18,359
Long-term operating lease liabilities	1,115,501	1,066,839	994,165
Other long-term liabilities	99,624	106,528	126,967
Total liabilities	3,040,895	2,961,413	2,718,318
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 67,057, 71,982, and 74,426 shares issued and outstanding at July 31, 2022, January 30, 2022 and August 1, 2021, respectively	671	720	745
Additional paid-in capital	541,895	600,942	569,734
Retained earnings	750,083	1,074,084	964,000
Accumulated other comprehensive loss	(13,631)	(10,828)	(7,049)
Treasury stock, at cost	(739)	(711)	(711)
Total stockholders' equity	1,278,279	1,664,207	1,526,719
Total liabilities and stockholders' equity	$4,319,174	$4,625,620	$4,245,037

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	May 1, 2022	Openings	Closings	July 31, 2022	August 1, 2021[1]
Pottery Barn	188	2	(1)	189	195
Williams Sonoma	175	1	(1)	175	196
West Elm	121	1	(1)	121	123
Pottery Barn Kids	52	—	—	52	57
Rejuvenation	9	—	—	9	10
Total	545	4	(3)	546	581
1Retail store data for fiscal 2021 includes stores temporarily closed due to COVID-19. All stores were reopened as of the end of fiscal 2021.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Twenty-six Weeks Ended
(In thousands)	July 31, 2022	August 1, 2021
Cash flows from operating activities:
Net earnings	$521,188	$473,872
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	102,455	96,687
Loss on disposal/impairment of assets	5,413	455
Amortization of deferred lease incentives	(1,635)	(2,254)
Non-cash lease expense	110,511	105,739
Deferred income taxes	(7,636)	(7,037)
Tax benefit related to stock-based awards	10,828	10,302
Stock-based compensation expense	51,743	46,260
Other	154	(274)
Changes in:
Accounts receivable	(1,985)	2,002
Merchandise inventories	(295,458)	(163,621)
Prepaid expenses and other assets	(30,585)	(4,622)
Accounts payable	59,404	48,457
Accrued expenses and other liabilities	(78,895)	(43,653)
Gift card and other deferred revenue	50,503	30,308
Operating lease liabilities	(120,036)	(108,791)
Income taxes payable	7,623	(8,162)
Net cash provided by operating activities	383,592	475,668
Cash flows from investing activities:
Purchases of property and equipment	(148,548)	(78,281)
Other	86	97
Net cash used in investing activities	(148,462)	(78,184)
Cash flows from financing activities:
Repurchases of common stock	(766,424)	(451,388)
Payment of dividends	(112,674)	(91,069)
Tax withholdings related to stock-based awards	(79,275)	(100,160)
Repayment of long-term debt	—	(300,000)
Net cash used in financing activities	(958,373)	(942,617)
Effect of exchange rates on cash and cash equivalents	(2,151)	7
Net decrease in cash and cash equivalents	(725,394)	(545,126)
Cash and cash equivalents at beginning of period	850,338	1,200,337
Cash and cash equivalents at end of period	$124,944	$655,211

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 31, 2022		August 1, 2021		July 31, 2022		August 1, 2021
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Selling, general and administrative expenses	$563,288	26.4%	$535,288	27.5%	$1,068,355	26.5%	$1,012,964	27.4%
Outward-related[1]	—		(2,757)		—		(5,596)
Non-GAAP selling, general and administrative expenses	$563,288	26.4%	$532,531	27.3%	$1,068,355	26.5%	$1,007,368	27.2%

Operating income	$365,521	17.1%	$323,100	16.6%	$689,002	17.1%	$598,277	16.2%
Outward-related[1]	—		2,757		—		5,596
Non-GAAP operating income	$365,521	17.1%	$325,857	16.7%	$689,002	17.1%	$603,873	16.3%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$98,790	27.0%	$77,069	23.9%	$168,321	24.4%	$122,572	20.6%
Outward-related[1]	—		462		—		973
Non-GAAP income taxes	$98,790	27.0%	$77,531	23.8%	$168,321	24.4%	$123,545	20.5%

Diluted EPS	$3.87		$3.21		$7.36		$6.11
Outward-related[1]	—		0.03		—		0.06
Non-GAAP diluted EPS[2]	$3.87		$3.24		$7.36		$6.17

1During Q2 2021 and year-to-date 2021, we incurred approximately $2.8 million and $5.6 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.

2Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.